UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 25, 2024

Oaktree Acquisition Corp. III Life Sciences

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42383	98-1799512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

+1 (213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	OACCU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	OACC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	OACCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On October 25, 2024, Oaktree Acquisition Corp. III Life Sciences (the “Company”) consummated an initial public offering (the “IPO”) of 17,500,000 units (the “Public Units”) at $10.00 per Public Unit, each Public Unit being comprised of one Class A ordinary shares, $0.0001 par value per share (the “Public Shares”) and one-fifth of one redeemable warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the final prospectus relating to the IPO) (the “Public Warrants”). In connection with the IPO, the Company also consummated a private placement (the “Private Placement”) of units (the “Private Placement Units”) pursuant to which Oaktree Acquisition Holdings III LS, LLC (the “Sponsor”) purchased 550,000 Private Placement Units at $10.00 per Private Placement Units, each Private Placement Unit being comprised of one Class A ordinary share, $0.0001 par value per share (the “Private Placement Shares”) and one-fifth of one non-redeemable warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the final prospectus relating to the IPO) (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”).

The net proceeds from the IPO, together with certain of the proceeds from the Private Placement, $175,000,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the Offering Proceeds held in the trust account that may be released to the Company to fund its working capital requirements, subject to an annual limit of $250,000 (plus the rollover of unused amounts from prior years), and/or to pay the Company’s taxes (any withdrawals to pay for the Company’s taxes (which shall exclude the 1% U.S. federal excise tax that was implemented by the Inflation Reduction Act of 2022 if any is imposed on the Company) shall not be subject to the $250,000 annual limitation described in the foregoing), the Company’s amended and restated memorandum and articles of association will provide that the Offering Proceeds will not be released from the trust account (1) to the Company, until the completion of the Company’s initial business combination, or (2) to its public shareholders, until the earliest of (a) the completion of the Company’s initial business combination, and then only in connection with those Public Shares that such shareholders properly elected to redeem, subject to certain limitations, (b) the redemption of any Public Shares properly tendered in connection with the implementation by the directors of, following a shareholder vote, an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to provide holders of Public Shares the right to have their Shares redeemed or repurchased in connection with the Company’s initial business combination or to redeem 100% of the Public Shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of Public Shares, and (c) the redemption of the Public Shares if the Company has not consummated its business combination within 24 months from the closing of the IPO, subject to applicable law.

An audited balance sheet as of October 25, 2024, reflecting receipt of the Offering Proceeds, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. The Company expects to file an amended audited balance sheet reflecting the receipt of additional offering proceeds from (i) the sale of 1,699,029 Public Units in connection with the closing on October 30, 2024 of the partial exercise of the over-allotment option that was granted to the underwriters of the IPO and (ii) the 33,981 additional Private Placement Units that were purchased by the Sponsor in connection therewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Audited Balance Sheet

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2024	OAKTREE ACQUISITION CORP. III LIFE SCIENCES

	By:	/s/ Zaid Pardesi
	Name:	Zaid Pardesi
	Title:	Chief Executive Officer

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